SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **PLAZA RESOURCES INC.**, did on October 5, 2005, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on October 6, 2005.

DEAN HELLER
Secretary of State

By

Certification Clerk

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
E0674382005-7
Document Number:
20050463964-79
Date Filed:
10/5/2005 3:15:18 PM
In the office of
Dean Heller
Secretary of State

Articles of Incorporation
(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	PLAZA RESOURCES INC.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Name: THE CORPORATION TRUST COMPANY OF NEVADA Street Address: 6100 NEIL ROAD, SUITE 500; City: RENO; NEVADA; Zip Code: 89511 Optional Mailing Address: ; City: ; State: ; Zip Code:
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 100,000,000 COMMON; Par value: $ $0.001; Number of shares without par value:
4. Names & Addresses, of Board of Directors/Trustees: (attach additional page there is more than 3 directors/trustees)	1. Name: GAVIN ROY Street Address: 206 - 595 HOWE ST.; City: VANCOUVER; State: BC; Zip Code: V6C 2T5 2. Name: DONALD CAMERON Street Address: 200 - 625 4TH AVE. SW.; City: CALGARY; State: AB; Zip Code: T2P 0K2 3. Name: Street Address: ; City: ; State: ; Zip Code:
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be: MINERAL EXPLORATION
6. Names, Address and Signature of Incorporator. (attach additional page there is more than 1 incorporator)	Name: MICHAEL L. SEIFERT - SOLICITOR; Signature: [signature] Address: 700 - 625 HOWE STREET; City: VANCOUVER; State: BC; Zip Code: V6C 2T6
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. [signature] Authorized Signature of R. A. or On Behalf of R. A. Company; Date: 10/4/2005 JACK CASKEY, ASST.V.P.

This form must be accompanied by appropriate fees. See attached fee schedule.

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Filing Acknowledgement

October 5, 2005

Job Number
C20051006-0660

Corporation Number
E0674382005-7

Filing Description
Articles of Incorporation

Document Filing Number
20050463964-79

Date/Time of Filing
October 5, 2005 03:15:18 PM

Corporation Name
PLAZA RESOURCES INC.

Resident Agent
CORPORATION TRUST COMPANY OF NEVADA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Dean Heller

DEAN HELLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138